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                                        November 8, 1996






Ultrafem, Inc.
500 Fifth Avenue, Suite 3620
New York, NY  10110

Dear Ladies and Gentlemen:

          On the date hereof, Ultrafem, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-11995) and Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 33-97960) (collectively, the "Registration Statement") relating to the sale by the Company of up to 3,450,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company (which includes 450,000 shares which are subject to the underwriters' over-allotment option) plus up to an additional 690,000 shares of Common Stock which may be sold pursuant to the Registration Statement in accordance with Rule 430A or Rule 462 under the Securities Act of 1933, as amended, and to the sale by certain stockholders of an additional 240,000 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock (the "Warrants") which were granted by the Company to certain holders (the "Warrantholders"). An opinion regarding the balance of the shares of Common Stock being registered on behalf of certain stockholders was filed as an exhibit to Registration No. 33-97960. This opinion is an exhibit to the Registration Statement.

          We note that we are members of the Bar of the State of New York and do not represent ourselves to be experts in the laws of any other state or jurisdiction. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law, except that our opinion as to the due incorporation and valid existence of the Company is based solely upon a Certificate of Good Standing obtained from the Secretary of State of the State of Delaware. We have acted as special securities counsel to the Company with respect to certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale by the Company of the Common Stock as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the

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Ultrafem, Inc.
November 8, 1996
Page 2


Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances.

          Based upon and subject to the foregoing, it is our opinion that:

          1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware and has authorized capital stock consisting of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.001 per share.

          2. The shares of Common Stock to be sold by the Company under the Registration Statement have been duly authorized and, subject to the effectiveness of the Registration Statement, when issued and delivered against payment therefor in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

          3. The maximum of 240,000 shares of Common Stock to be sold by the Warrantholders, which are issuable upon the exercise of the Warrants, have been duly authorized and, subject to the effectiveness of the Registration Statement, when issued and delivered against payment therefor in accordance with the terms of the Warrants, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject to this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.

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Ultrafem, Inc.
November 8, 1996
Page 8


          This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                  Very truly yours,

                                  /s/ Shereff, Friedman, Hoffman & Goodman, LLP
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                                      SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

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